Exhibit 99.1

Gentherm Announces New Independent Director

Betsy Meter appointed to Gentherm’s Board of Directors

NORTHVILLE, Mich. January 11, 2021 (GLOBE NEWSWIRE) – (GLOBE NEWSWIRE) Gentherm (NASDAQ: THRM), a global market leader and developer of innovative thermal management technologies, today announced that Betsy Meter has been appointed to the Company’s Board of Directors effective January 8, 2021.

Meter served as Managing Partner, Michigan at KPMG LLP, a global firm that provides audit, tax and advisory services, from February 2018 until her retirement in December 2020. In this role, she led the strategic direction and growth of KPMG’s Detroit and Grand Rapids offices. She also served as the Partner-in-Charge of Audit for Michigan from 2013 to 2017, in addition to her role as an Audit Partner for 24 years where she gained extensive experience with operational, accounting, reporting and internal control issues, focused on Automotive OEMs and suppliers. Meter currently serves on the Board of Directors for VSP Global, Automotive Hall of Fame, and is the Chairwoman of Oakland Family Services, Inc. She is a former board member of the Detroit Economic Club, Detroit Regional Chamber, Downtown Detroit Partnership, and the former chairperson of the Michigan Association of CPA’s.

“It is our pleasure to welcome Betsy to Gentherm’s Board of Directors,” said Ronald Hundzinski, Chair of the Company’s Board. “Betsy brings deep technical accounting expertise across multiple industries that will be a valuable asset to Gentherm’s Board. As Managing Partner for KPMG Michigan, she was an accounting change leader who delivered exceptional value to the clients she served.”

“Betsy’s strategic mindset, strong track record of advising global companies and her vast network within the automotive community will help us strengthen shareholder value as we execute on our Focused Growth strategy,” said Phil Eyler, President and CEO of Gentherm. “I am proud that Betsy will become our third female Board member, where her passion for advancing diversity, equity and inclusion will bring a unique perspective to our Board of Directors.”

Meter holds a bachelor’s degree in Accounting from Michigan State University. She is a Certified Public Accountant (CPA) and received an Honorary Doctor of Law degree from Walsh College.

Investor Contact

Yijing Brentano, Gentherm

investors@gentherm.com

248.308.1702

Media Contacts

Melissa Fischer, Gentherm

media@gentherm.com

248.289.9702

About Gentherm Gentherm (NASDAQ:THRM) is a global developer and marketer of innovative thermal management technologies for a broad range of heating and cooling and temperature control applications. Automotive products include variable temperature Climate Control Seats, heated automotive interior systems (including heated seats, steering wheels, armrests and other components), battery thermal management systems, cable systems and other electronic devices. Medical products include patient temperature management systems. The Company is also developing a number of new technologies and products that will help enable improvements to existing products and to create new product applications for existing and new markets. Gentherm has over 11,000 employees in facilities in the United States, Germany, Canada, China, Hungary, Japan, South Korea, North Macedonia, Malta, Mexico, United Kingdom, Ukraine, and Vietnam. For more information, go to www.gentherm.com.

Except for historical information contained herein, statements in this release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Gentherm Incorporated’s goals, beliefs, plans and expectations about its prospects for the future and other future events. The forward-looking statements included in this release are made as of the date hereof or as of the date specified herein and are based on management’s reasonable expectations and beliefs. Such statements are subject to a number of important assumptions, risks, uncertainties and other factors that may cause actual results or performance to differ materially from that described in or indicated by the forward-looking statements. Those risks include, but are not limited to, risks that COVID-19 pandemic and its direct and indirect adverse impacts have, and will continue to have, an adverse effect on, among other things, the Company’s results of operations, financial condition, cash flows, liquidity, business operations and stock price; the Company’s failure to be in compliance with covenants under its debt agreements due to COVID-19 or otherwise could result in an event of default thereunder; additional financing may not be available, if needed; declines in automobile production may have an adverse impact; sales may not increase; new competitors may arise or customers may develop their own products to replace the Company’s products; new products may not be feasible; currency exchange rates may change unfavorably; pricing pressures from customers may increase; and other adverse conditions in the industries in which the Company operates may negatively affect its results. The foregoing risks should be read in conjunction with the Company’s most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. Except as required by law, the Company expressly disclaims any obligation or undertaking to update any forward-looking statements to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.